SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELANESE AG*
(Exact Name of registrant as specified in its charter)

*CELANESE CORPORATION
(Translation of Registrant’s name into English)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	None (IRS Employer Identification No.)

61476 Kronberg/Taunus, Germany
(Address of principal executive offices)

CELANESE AMERICAS RETIREMENT SAVINGS PLAN
(Full title of the plan)

Julie K. Chapin, Esq., Vice President and Secretary
Celanese Americas Corporation
86 Morris Avenue
Summit, NJ 07901
(Name and address of agent for service)

(908) 522-7500
(Telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT

       This Post-Effective Amendment No. 1 to Registration Statement No. 333-30284 on Form S-8 is being filed by Celanese AG to reflect the amendment to and restatement of its Summary Plan Description, filed herewith as Exhibit 99.1 and effective as of the date this Registration Statement is filed with the Securities and Exchange Commission.

Page 1 of 6 Pages

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

       This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	The Registrant’s annual report on Form 20-F for the year ended December 31, 2001, as filed with the Commission on March 7, 2002 and pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which contains, either directly or indirectly by incorporation by reference, audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The Annual Report on Form 11-K filed by the Plan for the fiscal year ended December 31, 2001;

(c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s document referred to in (a) above; and

(d)	The description of the ordinary shares of the Registrant with no par value (the “Ordinary Shares”), contained in the Registration Statement on Form 8-A filed with the Commission on October 21, 1999 pursuant to Section 12(g) of the Exchange Act.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents so incorporated by reference. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained herein, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement . All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

       The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Benefits Committee, Celanese Americas Corporation, 1601 W. LBJ Freeway, Dallas, Texas 75234, telephone number (972) 443-4000.

Page 2 of 6 Pages

Item 8.        Exhibits

Exhibit Number	Description

4.1	The English language translation of the form of Articles of Association (Satzung) of the Registrant

23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft to incorporation by reference of Independent Auditors’ Reports

24.1	Power of Attorney (included in signature page)

99.1	Form of Amended and Restated Celanese Americas Retirement Savings Plan Summary Plan Description

[The remainder of this page has been intentionally left blank.]

Page 3 of 6 Pages

SIGNATURES

       The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kronberg im Taunus, Federal Republic of Germany, on the 14th day of October, 2002.

CELANESE AG
By:	/s/ Claudio Sonder

Claudio Sonder Chairman of the Management Board

By:	/s/ Perry W. Premdas

Perry W. Premdas Member of the Management Board and Chief Financial Officer

POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS,  that each of the undersigned officers and directors of Celanese AG (the “Registrant”) hereby constitutes and appoints Michael E. Grom and Julie K. Chapin, or each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place, and stead, in any and all capacities and on behalf of the Registrant, to sign, execute, and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name of Signatory	Capacities in Which Signing	Date

/s/ Claudio Sonder	Chairman of the Management Board	October 14, 2002
(Chief Executive Officer)
Claudio Sonder

(Signatures continue on the following page) Page 4 of 6 Pages
/s/ Perry W. Premdas	Member of the Management Board	October 14, 2002
(Principal Financial Officer)
Perry W. Premdas

/s/ Michael E. Grom	Principal Accounting Officer	October 14, 2002

Michael E. Grom

/s/ Ernst Schadow	Member of the Management Board;	October 14, 2002

Ernst Schadow

/s/ David N. Weidman	Member of the Management Board;	October 14, 2002

David N. Weidman

/s/ Julie K. Chapin	Authorized Representative in the United States	October 14, 2002

Julie K. Chapin

SIGNATURES

       The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey, on October 14, 2002.

CELANESE AMERICAS RETIREMENT SAVINGS PLAN
By:	/s/ Carol Parrillo

Carol Parrillo On behalf of the Celanese Americas Benefits Committee

Page 5 of 6 Pages EXHIBIT INDEX
Regulation S-K Exhibit Number	Description of Document

4.1	The English language translation of the form of Articles of Association (Satzung) of the Registrant

23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft to incorporation by reference of Independent Auditors’ Reports

24.1	Power of Attorney (included in signature page)

99.1	Form of Amended and Restated Celanese Americas Retirement Savings Plan Summary Plan Description

Page 6 of 6 Pages